UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 26, 2020

AMERICAN SHARED HOSPITAL SERVICES
(Exact name of registrantas specified in charter)

California	1-08789	94-2918118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Embarcadero Center, Suite 410, San Francisco, CA 94111
(Address of principal executive offices)

Registrant’s telephone number, including area code 415-788-5300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Securities Holders.

The Company’s Annual Shareholders Meeting (“Meeting”) was held on June 26, 2020. There were present in person or by proxy at said Meeting shareholders voting 4,563,285 shares that represent 80.23% of the 5,687,811 shares outstanding and entitled to vote at the Meeting which represented a quorum. At the Meeting, the shareholders:

1)Voted on the Election of Directors as follows:

Directors	Votes	Votes	Broker
	For	Withheld	Non-Vote

Ernest A. Bates, M.D.	2,732,129	245,974	1,585,182
Daniel G. Kelly, Jr.	2,755,187	222,916	1,585,182
David A. Larson, M.D.	2,771,446	206,657	1,585,182
Sandra A.J. Lawrence	2,766,287	211,816	1,585,182
S. Mert Ozyurek	2,690,815	287,288	1,585,182
Raymond C. Stachowiak	2,371,742	606,361	1,585,182

        All six individuals were elected to serve on the Board of Directors for the following year.

2)Voted on our Executive Compensation. There were 2,431,964 votes for, 517,102 votes against, 29,037 votes abstained, and 1,585,182 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Meeting.

3)Voted on the Ratification of Moss Adams LLP as the Company’s Independent Registered Public Accounting Firm. There were 4,331,245 votes for, 212,867 votes against, 19,173 votes abstained, and 0 broker non-votes. The votes ‘for’ constituted a majority of those voting in person or by proxy, and also represented at least a majority of the voting power required to constitute a quorum at the Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Shared Hospital Services
Date:	June 30, 2020	By:	/s/ Raymond C. Stachowiak
			Name:	Raymond C. Stachowiak
			Title:	Interim CEO and President